U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2017
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

640 Plaza Drive, Suite 270, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (720) 598-3500
9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO 80129
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On February 28, 2017, the Board of Directors of Advanced Emissions Solutions, Inc. ("ADES") approved the creation of the General Counsel officer position and the appointment of Ted Sanders to such position, effective February 28, 2017.

Mr. Sanders, 39, has served on ADES’ legal team since 2012, most recently as Corporate Counsel. During this time, he has been responsible for providing counsel on a wide range of corporate legal matters and aiding in the development of the company’s intellectual property portfolio from 14 to 40 domestic and international patents. Prior to joining ADES, Mr. Sanders was in private practice focusing on corporate and litigation matters, including an externship with the chief judge of the U.S. District Court for the Southern District of California, assisting with patent litigation cases. Mr. Sanders previously held engineering positions with the Ford Motor Company and Hyundai America Technical Center. He earned his Bachelor of Science in Mechanical Engineering degree from Case Western Reserve University and his JD with a concentration in intellectual property from the University of San Diego School of Law.

Mr. Sanders was also designated as an officer of ADES for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Sanders does not have any family relationship with any director or executive officer of ADES nor is he a party to a related party transaction required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act.

(e)
ADES will offer Mr. Sanders a Rider to his employment agreement, which is typically entered into with new executive officers and will be discussed in further detail in ADES’ 2017 Proxy Statement to be filed with the SEC. The Rider for Mr. Sanders is substantially similar to the Rider entered into between ADES and Mr. Sampson on file with the SEC as Exhibit 10.66 to the Current Report on Form 8-K filed on September 2, 2014, which is hereby incorporated by reference (the “Form Rider”) except that Mr. Sanders' Rider (i) allows for a 7.5 month period of severance payments and compliance with certain restrictive covenants, including a non-compete, under certain circumstances in place of the twelve month period contemplated in the Form Rider and (ii), if his employment is terminated as part of a Reduction in Force program, provide for the vesting of all restricted stock, a short-term incentive plan if employment is terminated prior to December 31 of the applicable calendar year, and the greater of 7.5 months of severance payments or the separation package being offered to individuals at Mr. Sanders' job level. The foregoing description of the Rider for Mr. Sanders is only a summary, and we refer you to the full text of the Form Rider.

Item 7.01	Regulation FD Disclosure.

A copy of the press release related to the disclosures under Item 5.02 of this report is furnished as Exhibit 99.1 to this report. The information furnished pursuant to this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 6, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 6, 2017

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 6, 2017

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